Exhibit 99.1

Rochester Medical Corporation Jefferies 2010 Global Life Sciences Conference The Grand Hyatt, New York June 10, 2010

Outline Corporate Overview Revenue Growth Products Opportunities

Company Facts Develop, Manufacture and Sell Disposable Incontinence and Bladder Drainage Devices Four Major Product Categories Rochester Medical Brand Sold in Over 75 Countries Focus on North America and Europe Private Label Sales to Major Medical Device Companies 33 Acres in Stewartville, Minnesota + Lancing UK 265 Employees and growing Numerous Patents Award Winning Technology Fortune FSB100 Fastest Growing Companies #16

Sales -Brand Focused Growth Private Label "Stability" F04 F05 F06 F07 F08 F09 F09* RM Branded 6551000 7351000 10797000 19226000 23848000 23265095 26331495 Private Label 2427665 8591000 10834000 13437000 11344000 11543445 11543445 *F09 if £ to $ exchange rates had not fallen (1.966 - 1.558)

Q2 2010 Sales Q2-09 Q2-10 RM Branded 5508491 7216026 Private Label 2936538 2580504 19% Overall Sales Growth 29% U.S./U.K. Branded Growth 71% US Foley Sales Growth 37% US Intermittent Growth Year to Date

Market Opportunity Products/Markets U.S. U.K. Rest of Europe Total Male External Catheter $50 $18 $60 $128 Intermittent $400 $100 $300 $800 FemSoft Foley Catheter TBD $400 TBD $50 TBD $70 TBD $520 TOTALS $850 $168 $430 1,448 ($ in millions) At Home Care At Home Care AcuteCare At Home Care

Marketing Overview Acute Care Homecare

Acute Care Recent Highlights: Introduced StrataSI Silicone Foley Catheters with Comfort Layered Technology The most significant advancement in 40 years Introduced StrataNF Anti-infection Foley Catheter The only anti-infection Foley Catheter indicated for reducing CAUTI Numerous hospitals at various stages of evaluation with an accelerating rate of conversions

Acute Care Recent Highlights: Three new/renewed GPO contracts Broadlane Premier (3yr renewal) Novation (3yr renewal) 90% of US Market is Latex We believe Strata Technology obsoletes the need for Latex Strata Technology gives hospitals all the benefits of silicone without sacrificing comfort More advanced technology in the R&D pipeline

Acute Care Communications Campaign Direct Mail

Acute Care Communications Campaign Aggressive trade show promotion SHEA/ IDSA/ APIC Decennial AUA APIC

Homecare Highlights: Emphasis on Magic3 Intermittent Catheters

Homecare Proprietary Technology Unique Features and Benefits with: Clinical Appeal Consumer Appeal

Homecare Magic is Best in Class Unique composite Three distinct Layers Easy Handling Gentle on sensitive tissue Proprietary Hydrophilic Surface Proprietary Antibacterial Surface Phthalate-free

Homecare Clinical Selling Adult and Pediatric Urology Offices Rehab Centers MS Clinics Spina Bifida Clinics Hospitals

Homecare Clinical Sell with Consumer Appeal Targeted Journal Advertising

Homecare Clinical Sell with Consumer Appeal End User Events

Homecare Clinical Sell with Consumer Appeal Direct Mail

Homecare Communications Campaign: Micro-site

Homecare Communications Campaign: Product Brochure

Homecare Magic technology in the UK Branded as Hydrosil Aggressive Clinical Campaign Great acceptance Direct to Patient supply Full reimbursement Sterile Hydrophilic Market

Homecare Magic technology Europe and Rest of the World Sold thru Independent Distribution Partners With Field Sales Country Specific Territories

FemSoft Highlights: Completed CMS application for reimbursement Granted unique HCPCS code Medicare coverage initiated Jan.1, 2010 Approved for reimbursement in the UK UK coverage initiated Jan. 1, 2010

FemSoft 2010 Pilot Market Introductions: Charlotte, NC Clinic and consumer focus Southern Florida Direct to consumer distributor focus United Kingdom Clinical - (Continence Care Specialists)

FemSoft Communications Campaign: Clinical Sell Print Advertising Out-of-Home Advertising Television Ad Lead/Referral/Follow-up Process

FemSoft Live with confidence...

FemSoft Communications Campaign: DTC - micro-site:

FemSoft Commercial

FemSoft Results so Far Very Positive Clinical Response Urology Ob-Gyn High Consumer Interest Modest Number of Prescriptions

Recent Customer Feedback "FemSoft saved my life! (Before FemSoft) I had to quit working. When I found out about them, it really improved my life." "I can ride bike without worry. It takes little practice but worth while." "I have been able to go walk and shop without fear of getting wet."

Recent Customer Feedback "Start using them as soon as possible - they will give you your freedom back." "FemSoft is easy, comfortable and reliable! Don't be miserable, be safe with FemSoft! Would not be able to play tennis without FemSoft." "It is easy to use, comfortable to the point that I forget I have inserted it."

Only device of its kind Advanced, proprietary, patented Elegant solution for female incontinence Unique to Rochester Medical

U.S. and UK FemSoft Potential Over 14 million Clinically Incontinent Females 5% Penetration Assuming 2 devices per day is over a $1 Billion dollar market

FemSoft Market Acceptance Difficult to Predict Stress Incontinence is a very significant problem Current Users satisfied with FemSoft solution Most women's first reaction to concept of urethral insertion is hesitancy, caution, uncertainty. Consumer and clinical education needed to instill confidence

Summary Excellent Opportunities Rochester Medical in strong position to achieve success Superior, advanced products and technology New market dynamics (reimbursement policies) New focus on infection control Magic Intermittents off to a great start! StrataSI and StrataNF off to a great start! Potential Femsoft opportunities Significant Additional RD in the pipeline

Market Opportunity Products/Markets U.S. U.K. Rest of Europe Total Male External Catheter $50 $18 $60 $128 Intermittent $400 $100 $300 $800 FemSoft Foley Catheter TBD $400 TBD $50 TBD $70 TBD $520 TOTALS $850 $168 $430 1,448 ($ in millions) At Home Care At Home Care AcuteCare At Home Care

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including the uncertainty of estimated revenues and profits, as well as the uncertainty of market acceptance of new product introductions, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.